EXHIBIT 99.1
                                                                  ------------


FOR IMMEDIATE RELEASE
AUGUST 7, 2006

                            INTERLINE BRANDS, INC.
           ANNOUNCES RECORD SALES FOR THE SECOND QUARTER OF 2006 AND
                         RAISES GUIDANCE FOR THE YEAR


JACKSONVILLE, FLA. - AUGUST 7, 2006 - Interline Brands, Inc. (NYSE: IBI) ("Interline" or the "Company"), a leading distributor and direct marketer of maintenance, repair and operations products, reported earnings for the fiscal quarter ended June 30, 2006. Sales for the second quarter of 2006 increased 15.6% over the comparable 2005 period, on the same number of shipping days. Adjusted pro forma earnings per diluted share were $0.30 for the second quarter of 2006, an increase of 15% over earnings per diluted share of $0.26 in the same period last year. GAAP loss per share was $0.09 for the second quarter of 2006 compared to GAAP earnings per diluted share of $0.26 for the second quarter of 2005. As previously disclosed, the Company recorded a $20.7 million loss on early extinguishment of debt in connection with the refinancing of its indebtedness on June 23, 2006.

Michael Grebe, Interline's President and Chief Executive Officer, commented, "Interline's business remained strong in the second quarter. We benefited from favorable business conditions in our key customer markets in most regions of the country. The most important recent event for Interline was the acquisition of AmSan, a leading national distributor and direct marketer of janitorial and sanitation products, with annual revenue of approximately $245 million. AmSan is off to a good start, and our integration efforts are proceeding according to our expectations. We are very excited to enter this $23 billion market by acquiring this high-quality organization and we look forward to a bright future with our new associates from AmSan."

SECOND QUARTER 2006 PERFORMANCE

Sales for the quarter ended June 30, 2006 were $235.4 million, a 15.6% increase over sales of $203.7 million in the comparable 2005 period. Average organic daily sales growth for the second quarter was 11.8%.

"Our revenue growth in the second quarter was driven by strong organic growth in our two largest customer end markets. Facilities maintenance grew ten percent organically, while the professional contractor market grew fourteen percent", said William Sanford, Chief Operating Officer.

Gross profit increased $12.2 million to $89.5 million for the second quarter of 2006, up from $77.3 million in the comparable period of 2005. As a percentage of net sales, gross profit improved to 38.0% during the quarter, up from 37.9% in the comparable 2005 period.

SG&A expenses for the second quarter of 2006 were $63.3 million compared to $54.5 million for the second quarter of 2005. As a percentage of net sales, SG&A expenses were 26.9% compared to 26.8% in the comparable 2005 period. SG&A expenses in the second quarter of 2006 included $0.9 million in share-based compensation expense, which is $0.7 million more than in the prior year quarter.

"Our sales and operations teams performed exceptionally well in the quarter," said Mr. Grebe. "We were able to keep operating expenses in line despite rising fuel costs and fluctuating raw material prices."

Operating income was $22.7 million, or 9.6% of sales, for the second quarter of 2006 compared to $19.5 million, or 9.6% of sales, for the second quarter of 2005, a 16.2% increase. Excluding $0.7 million of incremental share-based compensation, operating income for the second quarter of 2006 was 9.9% of sales, and increased 19.6% over the comparable prior year period.

YTD 2006 PERFORMANCE

Sales for the six months ended June 30, 2006 were $460.1 million, a 15.0% increase over sales of $400.2 million in the comparable 2005 period. The first six months of 2006 included one less shipping day than the prior year period. Average daily sales for the first six months of 2006 increased 15.9%. Average organic daily sales growth for the six months was 11.2%.

Gross profit increased $22.5 million, or 14.7%, to $175.2 million for the six months ended June 30, 2006, compared to $152.7 million in the comparable period of 2005. As a percentage of net sales, gross profit decreased to 38.1% from 38.2% in the comparable 2005 period, primarily as a result of product mix.

SG&A expenses for the six months ended June 30, 2006 were $125.0 million compared to $108.3 million for the six months ended July 1, 2005. As a percentage of net sales, SG&A expenses were 27.2% compared to 27.1% in the comparable 2005 period. SG&A expenses in the six months ended June 30, 2006 included $1.6 million in share-based compensation expense, which is $1.1 million more than in the prior year period.

Operating income was $43.3 million, or 9.4% of sales, for the six months ended June 30, 2006 compared to $38.1 million, or 9.5% of sales, for the six months ended July 1, 2005, a 13.4% increase. Excluding $1.1 million of incremental share-based compensation, operating income for the six months ended June 30, 2006 was 9.7% of sales, and increased 16.4% over the comparable prior year period.

Adjusted pro forma earnings per diluted share was $0.56 for the six months ended June 30, 2006, an increase of approximately 10% over adjusted pro forma earnings per diluted share of $0.51 in the same period last year. Including a charge of $0.39 per share related to the early extinguishment of debt, GAAP earnings per diluted share was $0.17 for the six months ended June 30, 2006 compared to GAAP earnings per diluted share of $0.31 for the six months ended July 1, 2005.

BUSINESS OUTLOOK

Mr. Grebe stated, "Based on our performance so far in 2006, our favorable refinancing, and our confidence in the AmSan acquisition, we are increasing our earnings guidance for the full year. We expect earnings per diluted share for the third quarter to be between $0.38 - $0.40, which includes the estimated effect of all share-based compensation expense. Adjusted pro forma earnings per share for fiscal year 2006 are expected to be $1.29 - $1.31." This estimate of adjusted pro forma earnings per share for fiscal year 2006 of $1.29 - $1.31 excludes a $20.7 million loss on early extinguishment of debt, or $0.39 per share, which was incurred in June 2006 when the Company refinanced its 11 1/2% senior subordinated notes and its senior bank credit facility.

Adjusted pro forma net income per diluted share was $1.12 for fiscal year 2005 and $0.33 for the 3rd quarter of 2005.

GAAP net income per diluted share is projected to be $0.90 - $0.92 for fiscal year 2006 compared to a GAAP net income per diluted share of $0.89 for fiscal 2005. GAAP net income per diluted share for the 3rd quarter of 2005 was $0.30.

CONFERENCE CALL

Interline Brands will host a conference call on August 8, 2006 at 9 a.m. Eastern Time. Interested parties may listen to the call toll free by dialing 1-800-427-0638 or 1-706-634-1170. A digital recording will be available for replay two hours after the completion of the conference call by calling 1-800-642-1687 or 1-706-645-9291 and referencing Conference I.D. Number 2968004. This recording will expire on August 22, 2006.

ABOUT INTERLINE

Interline Brands, Inc. is a leading national distributor and direct marketer with headquarters in Jacksonville, Florida. Interline provides maintenance, repair and operations (MRO) products to approximately 160,000 professional contractors, facilities maintenance professionals, and specialty distributors across North America and Central America.

NON-GAAP FINANCIAL INFORMATION

This press release contains financial information determined by methods other than in accordance with GAAP. Interline's management uses non-GAAP measures in its analysis of the Company's performance. There were certain events which affected the period-over-period comparability of the Company's financial statements as presented in conformity with generally accepted accounting principles. These events include equity offering and refinancing related activities such as losses associated with the early extinguishment of debt, expenses associated with securities offerings, and the timing effect of paying off debt with proceeds from the Company's IPO in the first quarter of 2005. In order to present a meaningful comparison, the accompanying table below shows the estimated effect on the Company's net income of recording the IPO transactions as if they had occurred at the beginning of the first quarter of 2005 and the exclusion of losses associated with the early extinguishment of debt. Management believes presentations of financial measures excluding the impact of these items provide useful supplemental information in evaluating the financial results of the business. These disclosures should not be viewed as a substitute for operating income or net income determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Investors are encouraged to review the reconciliation of these and other non-GAAP financial measures to the comparable GAAP results available in the accompanying table.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, forward-looking statements. The Company has tried, whenever possible, to identify these forward-looking statements using words such as "projects," "anticipates," "believes," "estimates," "expects," "plans," "intends," and similar expressions. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. The risks and uncertainties involving forward-looking statements include the failure to realize expected benefits from the American Sanitary acquisition, material facilities systems disruptions and shutdowns, the failure to locate, acquire and integrate acquisition candidates, the dependence on key employees and other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2005 and the Company's Registration Statement on Form S-3 filed May 24, 2006. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time. The Company does not currently intend, however, to update the information provided today prior to its next earnings release.


CONTACT: TOM TOSSAVAINEN

PHONE: 904-421-1441

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
AS OF JUNE 30, 2006 AND DECEMBER 30, 2005
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                         JUNE 30,  DECEMBER 30,
                                                            2006          2005
                                                       ---------     ---------
ASSETS
Current Assets:
   Cash and cash equivalents                           $   7,625     $   2,958
   Accounts receivable - trade (net of
      allowance for doubtful accounts
      of $9,155 and $8,150)                              127,684       113,271
   Accounts receivable - other                             9,168        12,163
   Inventory                                             171,095       165,282
   Prepaid expenses and other current assets               6,713         5,498
   Income taxes receivable                                 5,767             -
   Deferred income taxes                                  15,562        13,945
                                                       ---------     ---------
        Total current assets                             343,614       313,117

Property and equipment, net                               29,103        29,865
Goodwill                                                 248,708       249,574
Other intangible assets, net                             101,208       104,244
Other assets                                              10,152         8,969
                                                       ---------     ---------
        Total assets                                   $ 732,785     $ 705,769
                                                       =========     =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
   Accounts payable                                    $  75,276     $  69,182
   Accrued expenses and other current liabilities         23,582        21,574
   Accrued merger expenses                                 4,210         5,408
   Accrued interest                                          493         2,152
   Income taxes payable                                        -         1,780
   Revolver                                                    -         3,000
   Current portion of long-term debt                       1,000         1,400
   Capital lease - current                                   452           452
                                                       ---------     ---------
        Total current liabilities                        105,013       104,948

Long-Term Liabilities:
Deferred income taxes                                     33,661        34,646
Long-term debt, net of current portion                   300,841       280,675
Capital lease - long term                                    754           958
                                                       ---------     ---------
        Total liabilities                                440,269       421,227

Commitments and contingencies
Senior preferred stock, $0.01 par value,
   20,000,000 shares authorized, no
   shares outstanding as of June 30,2006
   and December 30, 2005                                       -             -
                                                       ---------     ---------
Stockholders' equity:
   Common stock; $0.01 par value, 100,000,000
     authorized; 32,266,349 issued and 32,242,197
     outstanding as of June 30, 2006 and 32,220,669
     issued and outstanding as of December 30, 2005          323           322
   Additional paid-in capital                            558,988       558,183
   Accumulated deficit                                  (267,461)     (273,037)
   Accumulated other comprehensive income                  1,164           992
   Deferred compensation Treasury stock, at cost,              -        (1,918)
     24,152 shares as of June 30, 2006                      (498)            -
                                                       ---------     ---------
        Total stockholders' equity                       292,516       284,542
                                                       ---------     ---------
        Total liabilities and stockholders' equity     $ 732,785     $ 705,769
                                                       =========     =========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND JULY 1, 2005
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                        THREE MONTHS ENDED             SIX MONTHS ENDED
                                                 ----------------------------------------------------------
                                                     June 30,         July 1,       June 30,        July 1,
                                                        2006            2005           2006           2005
                                                 ----------------------------------------------------------
Net sales                                        $   235,409     $   203,666    $   460,083    $   400,157
Cost of sales                                        145,913         126,411        284,879        247,416
                                                 -----------     -----------    -----------    -----------
   Gross profit                                       89,496          77,255        175,204        152,741

Operating Expenses:
   Selling, general and administrative expenses       63,303          54,516        124,981        108,256
   Depreciation and amortization                       3,509           3,222          6,954          6,338
                                                 -----------     -----------    -----------    -----------
      Total operating expense Operating income        66,812          57,738        131,935        114,594
                                                 -----------     -----------    -----------    -----------
                                                      22,684          19,517         43,269         38,147

Loss on extinguishment of debt                       (20,700)              -        (20,700)       (10,340)
Interest expense                                      (6,982)         (5,746)       (13,934)       (12,015)
Interest income                                          174               6            234            126
Other income                                             129             119            255            286
                                                 -----------     -----------    -----------    -----------
   (Loss) Income before income taxes                  (4,695)         13,896          9,124         16,204
Income tax (benefit) provision                        (1,830)          5,331          3,548          6,246
                                                 -----------     -----------    -----------    -----------
Net (loss) income                                $    (2,865)    $     8,565    $     5,576    $     9,958
                                                 ===========     ===========    ===========    ===========

(Loss) Earnings Per Share:
   Basic                                         $     (0.09)    $      0.27    $      0.17    $      0.31
                                                 ===========     ===========    ===========    ===========
   Diluted                                       $     (0.09)    $      0.26    $      0.17    $      0.31
                                                 ===========     ===========    ===========    ===========

Weighted-Average Shares Outstanding:
   Basic                                          32,121,936      31,959,119     32,106,534     31,938,147
                                                 ===========     ===========    ===========    ===========
   Diluted                                        32,121,936      32,364,012     32,667,695     32,328,273
                                                 ===========     ===========    ===========    ===========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
SIX MONTHS ENDED JUNE 30, 2006 AND JULY 1, 2005
(IN THOUSANDS)

                                                             SIX MONTHS ENDED
                                                          ----------------------
                                                            JUNE 30,     JULY 1,
                                                               2006        2005
                                                          ---------   ---------
Cash Flows from Operating Activities:
   Net income
   Adjustments to reconcile net income to net             $   5,576   $   9,958
     cash provided by operating activities:
       Depreciation and amortization                          6,954       6,338
       Amortization of debt issuance costs                      821         774
       Write-off of debt issuance costs                       7,037       2,290
       Tender and redemption premiums on 11 1/2%
         senior subordinated notes                           13,663       8,050
       Share-based compensation                               1,622         477
       Deferred income taxes                                 (2,390)       (855)
       Provision for doubtful accounts                        1,684       1,176
       Loss on disposal of property and equipment                30           -
       Income tax effect from exercise of stock
         options                                                  -         215

Changes in assets and liabilities, net
 of business acquired:
   Accounts receivable - trade                              (16,097)    (18,705)
   Accounts receivable - other                                2,995       3,519
   Inventory                                                 (5,813)     (4,407)
   Prepaid expenses and other current assets                 (1,215)     (1,401)
   Other assets                                              (1,183)       (281)
   Accounts payable                                           6,094      9,194
   Accrued expenses and other current liabilities             1,539        (594)
   Accrued merger expenses                                     (102)       (206)
   Accrued interest                                          (1,753)     (1,035)
   Income taxes payable                                      (7,547)     (2,722)
                                                          ---------   ---------
         Net cash provided by operating activities           11,915      11,785

Cash Flows from Investing Activities:
   Purchase of property and equipment, net                   (3,711)     (3,900)
   Purchase of businesses, net of cash acquired                (355)     (1,602)
                                                          ---------   ---------
         Net cash used in investing activities               (4,066)     (5,502)

Cash Flows from Financing Activities:
   (Decrease) Increase in revolver, net                      (3,000)          -
   Repayment of term debt                                  (148,800)       (500)
   Repayment of 11 1/2% senior subordinated notes          (130,000)    (70,000)
   Payment of tender and redemption premiums on 11 1/2%
     senior subordinated notes                              (13,663)     (8,050)
   Proceeds from issuance of 8 1/8% senior subordinated
     notes, net of discount                                 198,566           -
   Proceeds from issuance of term debt                      100,000           -
   Payment of debt issuance costs                            (7,326)          -
   Proceeds from stock options exercised                        685       1,693
   Excess tax benefits from share-based compensation            388           -
   Payments on capital lease obligations                       (204)          -
   Initial public offering costs                                  -        (616)
   Proceeds from exercise of underwriters over-allotment
     options                                                      -       2,333
                                                          ---------   ---------
         Net cash used in financing activities               (3,354)    (75,140)

Effect of exchange rate changes on cash and cash
 equivalents                                                    172         (68)
                                                          ---------   ---------
   Net increase (decrease) in cash and cash equivalents       4,667     (68,925)
   Cash and cash equivalents at beginning of period           2,958      69,178
                                                          ---------   ---------
   Cash and cash equivalents at end of period             $   7,625  $      253
                                                          =========  ==========
Supplemental Disclosure of Cash Flow Information:
   Cash paid during the period for:
     Interest                                             $  14,854  $   10,842
                                                          =========  ==========
     Income taxes, net of refunds                         $  13,526  $    9,708
                                                          =========  ==========
Schedule of Non-Cash Investing and Financing Activities:
   Treasury stock acquired with accrued expenses and
     other current liabilities                            $     498  $        -
                                                          =========  ==========
   Adjustments to liabilities assumed and goodwill on
     businesses acquired                                  $     866  $      (16)
                                                          =========  ==========

INTERLINE BRANDS, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP INFORMATION
THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND JULY 1, 2005
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                                                                        Fiscal
                                                                  Three Months Ended         Six Months Ended       Year Ended
                                                           -------------------------- --------------------------- -------------
                                                                 Jun 30,      July 1,       Jun 30,       July 1,  December 30,
                                                                   2006         2005          2006          2005          2005
                                                           ------------  -----------  ------------  ------------  -------------
(Loss) Income before income taxes (GAAP)                   $     (4,695) $    13,896  $      9,124  $     16,204  $     47,134
Add back the following item:
   Loss on early extinguishment of debt                          20,700            -        20,700        10,340        10,340
   Adjust interest expense associated
     with the use of IPO proceeds to redeem
     a portion of previously outstanding
     11 1/2% senior subordinated notes                                -            -             -           456           456
   Additional expense for secondary offering                          -            -             -             -           932
                                                           --------------------------------------------------------------------
       Adjusted pro forma income before income taxes             16,005       13,896        29,824        27,000        58,862
    Provision for income taxes                                    6,224        5,331        11,599        10,403        22,529
                                                           --------------------------------------------------------------------
Adjusted pro forma net income                              $      9,781  $     8,565  $     18,225  $     16,597  $     36,333
                                                           --------------------------------------------------------------------
Adjusted pro forma earnings per share - basic              $       0.30  $      0.27  $       0.57  $       0.52  $       1.14
Adjusted pro forma earnings per share - diluted            $       0.30  $      0.26  $       0.56  $       0.51  $       1.12
Shares outstanding - basic                                   32,121,936   31,959,119    32,106,534    31,938,147    32,004,007
Shares outstanding - diluted                                 32,750,882   32,364,012    32,667,695    32,328,273    32,443,772
===============================================================================================================================

Daily Sales Calculations                                   Three Months Ended                         Six Months Ended
                                            ------------------------------------------  ---------------------------------------
                                                 Jun 30,         July 1,                     Jun 30,      July 1,
                                                   2006            2005    % Variance          2006         2005    % Variance
                                            ------------    ------------   -----------  ------------  -----------   -----------
Net Sales                                   $   235,409     $   203,666         15.6%   $   460,083   $  400,157         15.0%
Less: Acquisition                           $    (7,653)                                $   (18,615)
                                            -----------     -----------                 -----------   ----------
Organic Sales                               $   227,756     $   203,666         11.8%   $   441,468   $  400,157         10.3%
                                            ===========     ===========         ====    ===========   ==========         ====
Daily Sales:
   Ship Days                                         64              64                         128          129
   Average Daily Sales                      $     3,678     $     3,182         15.6%   $     3,594   $    3,102         15.9%
                                            ===========     ===========         ====    ===========   ==========         ====
   Average Daily Organic Sales              $     3,559     $     3,182         11.8%   $     3,449   $    3,102         11.2%
                                            ===========     ===========         ====    ===========   ==========         ====

   Average daily sates are defined as sales for a period of time divided by the number of shipping days in that period of time.

   Average  organic  daily  sales  are  defined  as sales for a period of time divided by the number of shipping days in that period of time excluding any sales from  acquisitions made subsequent to the beginning of the prior year period.
===============================================================================================================================

                                                               Three Months Ended                          Six Months Ended
                                                       -----------------------------          --------------------------------
                                                            Jun 30,          July 1,                Jun 30,           July 1,
                                                              2006             2005                   2006              2005
                                                       -----------------------------          --------------------------------
Adjusted EBITDA:
 Net (loss) income (GAAP)                              $    (2,865)      $    8,565           $      5,576        $    9,958
 Interest expense                                            6,892            5,746                 13,934            12,015
 Interest income                                               (74)              (6)                  (234)             (126)
 Loss on extinguishment of debt                             20,700                -                 20,700            10,340
 Income tax (benefit) provision                             (1,830)           5,331                  3,548             6,246
 Depreciation and amortization                               3,509            3,222                  6,954             6,338
                                                       -----------       ----------           ------------        ----------
    Adjusted EBITDA                                    $    26,322       $   22,858           $     50,478        $   44,771
                                                       ===========       ==========           ============        ==========

Adjusted EBITDA is presented herein because we believe it to be relevant and useful information to our investors because it is used by our management to evaluate the operating performance of our business and compare our operating performance with that of our competitors. Management also uses Adjusted EBITDA for planning purposes, including the preparation of annual operating budgets, to determine appropriate levels of operating and capital investments. Adjusted EBITDA excludes certain items, including loss on extinguishment of debt and additional stock-based compensation, which we believe are not indicative of our core operating results. We therefore utilize Adjusted EBITDA as a useful alternative to net income as an indicator of our operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income. While we believe that some of the items excluded from Adjusted EBITDA are not indicative of our core operating results, these items do impact our income statement, and management therefore utilizes Adjusted EBITDA as an operating performance measure in conjunction with GAAP measures such as net income and gross margin.